Exhibit 10.3
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 19th day of April, 1998, between LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Donald E. Lawson (the "Executive").

                                    RECITALS

         A. The Company is engaged, among other things, in the development, production and marketing of GRADIUM(TM)optical lenses and related products. The Executive has substantial experience and expertise in managing and operating the business of the Company.

         B. The Company desires to retain the services of the Executive as its President, Chief Executive Officer and Treasurer, and the Executive desires and is willing to continue employment with the Company in such capacity.

         C. The Company and the Executive desire to embody the terms and conditions of the Executive's employment in a written agreement, which will supersede all prior agreements of employment, whether written or oral, between the Company and the Executive, pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of their mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Cause" shall mean a termination of the Executive's employment during the Term which is a result of (i) the Executive's felony conviction, (ii) the Executive's willful and detrimental disclosure to third parties of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries, or (iii) the Executive's willful and continued failure substantially to perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by the Executive for Good Reason) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and which performance is not substantially corrected by the Executive within ten (10) days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executives action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clause (i),
(ii) or (iii) of the first sentence of this section and specifying the particulars thereof in detail.

         1.2 "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14a promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:
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              (a) any individual,  partnership, firm, corporation,  association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule l3d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

              (b) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof;

              (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty (50%) of the combined voting power of the Company or other corporation resulting from such Transaction;

              (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

              (e) there is a "change in control" of the Company within the meaning of Section 280G of the Code of Regulations.

         1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

         1.4 "Common Stock" shall mean shares of any class of common stock of the Company.

         1.5 "Disability" shall mean (i) the Executive's incapacity due to physical or mental illness which causes him to be absent from the full-time performance of his duties with the Company for three (3) consecutive months or for ninety (90) days or more in any twelve month (12) period, and (ii) the Executive's failure to return to full-time performance of his duties for the Company within thirty (30) days after written Notice of Termination due to Disability is provided by the Company to the Executive. Any question as to the existence of the Executive's Disability upon which he and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, such selection shall be made by any adult member of the Executives immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to the Executive shall be final and conclusive for all purposes of this Agreement.

         1.6  "Good  Reason"  shall  mean  a  resignation  of  the   Executive's
employment during the Term as a result of any of the following:

              (a) A meaningful and detrimental alteration in the Executive's position, his titles, or the nature or status of his responsibilities (including the Executive's reporting responsibilities) from those previously in effect;

              (b) A reduction by the Company in the Executive's annual Base Salary as set forth herein or as the same may be increased from time to time thereafter, except pursuant to a salary reduction program as described in
Section 3. 1, or, a failure by the Company to increase the Executive's salary at a rate commensurate with that of other key executives of the Company;

              (c) The failure by the Company to continue in effect any compensation plan in which the Executive participates unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or the failure by the Company to continue the Executive's participation therein
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on at least as  favorable  a basis,  both in  terms of the  amount  of  benefits provided and the level of the Executive's participation relative to other participants;

              (d) The failure by the Company to continue to provide the Executive with fringe benefits and arrangements (including, without limitation, life insurance, health, medical, dental, accident and disability plans and programs, income tax services, car allowances and other fringe benefits) at least as favorable in the aggregate to those fringe benefits and arrangements that the Executive previously enjoyed, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy previously in effect.

              (e) Any termination of the Executive's employment which is not effected pursuant to the terms of this Agreement; or

              (f) A material breach by the Company of the provisions of this Agreement; provided, however, that an event described in the above clauses, shall not constitute Good Reason unless it is communicated by the Executive to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to the Executive (including full retroactive correction with respect to any monetary matter) within ten (10) days of the Company's receipt of such written notice from the Executive.

         1.7 "Involuntary Termination" shall mean (i) the Executives termination of employment by the Company and its subsidiaries during the Term other than for Cause or Disability or (ii) the Executives resignation of employment. with the Company and its subsidiaries during the Term for Good Reason.

         1.8 "Retirement" shall mean normal retirement at age 65 or in accordance with retirement rules generally applicable to the Company's senior executives.

                                   ARTICLE 2
                                 DUTIES AND TERM

         2.1 Employment.

              (a) The Executive shall have such duties and responsibilities as shall be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board") in the Executive's capacity as the President, Chief Executive Officer and Treasurer of the Company and as is consistent with the Bylaws of the Company.

              (b) During the period of his employment hereunder, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that the Executive may serve or continue to serve on the board of directors or hold other offices or positions in companies or organizations if they involve no conflict of interest with the interests of the Company and may engage in customary professional activities which in the judgment of the Board will not materially affect the performance by the Executive of his duties hereunder. The Executive has disclosed to the Board all material business ventures in which he is currently involved, and, subject to approval by the Board (after written notice to the Board), may in the future have other business investments and participate in other business ventures which may, from time to time, require portions of his time, but shall not interfere with his duties hereunder.

         2.2 Term. The term of this Agreement shall commence on the date first written above and shall continue, unless sooner terminated, for a period of three (3) years (the "Initial Term"). Thereafter, the term of this Agreement shall automatically be extended for successive one (1) year periods ("Renewal Terms") unless either the Board or the Executive gives written notice to the other at least ninety (90) days prior to the end of the Initial Term or any Renewal Term, as the case may be, of its or his intention not to renew the term of this Agreement. The Initial Term and any Renewal Terms of this Agreement shall be collectively referred to as the "Term."
                                       3
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                                    ARTICLE 3
                                  COMPENSATION

         3.1 Base Salary. Subject to the further provisions of this Agreement, the Company shall pay the Executive during the Term of this Agreement a base salary at an annual rate of not less than $132,000 (the "Base Salary"). In addition, each year on the anniversary of this Agreement, the Executive will receive an incentive stock option to purchase no less than 50,000 shares of the Company's Class A Common Stock, 50% of which will vest immediately upon grant and the remaining 50% of which will vest on the date which is twelve (12) months from the date of grant. All of such options shall be issued pursuant to the terms and conditions of the Company's then existing stock option plans, adopted for such purpose. The Base Salary shall be reviewed at least annually by the Board and the Board may, in its discretion, increase the Base Salary. The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount of Base Salary then in effect, except in connection with across-the-board salary reductions similarly affecting all senior executives of the Company. Participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the Base Salary payable to the Executive under this Section 3. 1. The Base Salary under this Section 3.1 shall be payable by the Company to the Executive not less frequently than monthly.

         3.2 Discretionary Bonuses. Subject to the further provisions of this Agreement, during the Term of this Agreement the Executive shall be entitled to participate in an equitable manner with all other senior executives of the Company in such discretionary bonuses, including, but not limited to, bonuses provided pursuant to any management bonus plan that the Company may adopt (based upon the performance of the participant and the Company), as may be authorized and declared by the Board to the Company's senior executives. Nothing in this section shall be deemed to limit the ability of the Executive to be paid and receive discretionary bonuses from the Company, based solely on the Executive's performance, without regard to the payment of discretionary bonuses to any other officers of the Company.

         3.3 Participation in Retirement and Employee Benefit Plans: Fringe Benefits. The Executive shall be entitled to participate in all plans of the Company relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, hospitalization and medical coverage, disability, travel or accident insurance, education or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its senior executives. In addition, the Executive shall be entitled to participate in any other fringe benefits, such as club dues and fees of professional organizations and associations, which are now or may become applicable to the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Executive under this Agreement. The Executive shall, during the Term of his employment hereunder, continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits available to the Executive as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all senior executives enabled to participate therein, and the Executive's benefits shall be reduced or terminated accordingly.

         3.4 Vacation. The Executive shall be entitled to a vacation during each year of the employment term, without diminution of his/her salary in accordance with the Company's current vacation policy.


                                   ARTICLE 4
                            TERMINATION OF EMPLOYMENT

         4.1  Death  or   Retirement   of  Executive.   This   Agreement   shall
automatically terminate upon the death or Retirement of the Executive.


         4.2 By the Executive. The Executive shall be entitled to terminate this Agreement by giving written notice to the Company:


              (a) at least ninety (90) days prior to the end of the Initial Term or any Renewal Term of this Agreement;
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              (b) for Good Reason prior to a Change of Control;

              (c) for Good Reason following a Change of Control; and

              (d) at any time without Good Reason.

         4.3 By the Company. The Company shall be entitled to terminate this Agreement by giving written notice to the Executive:


              (a) at least ninety (90) days prior to the end of the Initial Term or any Renewal Term of this Agreement,

              (b) in the event of the Executive's Disability;

              (c) for Cause; and

              (d) at any time without Cause.

         4.4 Date of Termination. Any termination of the Executive's employment by the Company or by the Executive during the Term shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his employment under the provision so indicated. The date of termination of employment with the Company and its subsidiaries (the "Date of Termination") shall be determined as follows: (i) if the Executive's employment is terminated for Disability, thirty
(30) days after a Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of duties during such thirty (30) day period), (ii) if employment is terminated by the Company in an Involuntary Termination, five (5) days after the date the Notice of Termination is received by the Executive and (iii) if the Executives employment is terminated by the Company for Cause, the later of the date specified in the Notice of Termination or ten (10) days following the date such notice is received by the Executive. If the basis for the Executives Involuntary
Termination is the Executive's resignation for Good Reason, the Date of Termination shall be ten (10) days after the date your Notice of Termination is received by the Company. The Date of Termination for a resignation of employment other than for Good Reason shall be the date set forth in the applicable notice, which shall be no earlier than twenty (20) days after the date such notice is received by the Company.

                                   ARTICLE 5
                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         5.1 Upon Termination for Death by the Company for Cause or by the Executive Without Good Reason. If the Executive's employment is terminated by reason of the Executive's death or Disability, by the Company for Cause or by the Executive without Good Reason, the Company shall:


              (a) pay the executive (or his estate or beneficiaries) any Base Salary which has accrued but which has not been paid as of the termination date (the "Accrued Base Salary");

              (b) reimburse the Executive (or his estate or beneficiaries) for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to applicable Company policies then in effect (the "Accrued Reimbursable Expenses");

              (c) provide to the Executive (or his estate or beneficiaries) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of the Executive's death or Disability under applicable law;
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              (d) pay  the  Executive  (or  his  estate  or  beneficiaries)  any discretionary bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid (the "Accrued Bonus"); and

              (e) allow the Executive (or his estate or beneficiaries) to exercise all vested, unexercised stock options outstanding at the termination date in accordance with the terms of the plans and agreements pursuant to which such options were issued.

         5.2 Upon Termination at Expiration of Term. If the Executive's employment is terminated upon the expiration of the Term of this Agreement, the Company shall:


              (a) pay the Executive the Accrued Base Salary;

              (b) pay the Executive the Accrued Reimbursable Expenses;

              (c) pay the Executive the Accrued Benefits;

              (d) pay the Executive the Accrued Bonus;

              (e) pay the Executive his Base Salary, as and when the same would have been paid to the Executive pursuant to Section 3.1 had the termination not occurred, for a period of three (3) months following the termination date; and

              (f) allow the Executive the right to (i) exercise all vested, unexercised stock options in accordance with Section 5. 1 (e); and (ii) exercise all unvested stock options owned by the Executive that would otherwise have vested within one (1) year following the termination date at the time(s) set forth in the plans and agreements pursuant to which such options were issued in accordance with the terms (except the vesting terms) of the plans and agreements pursuant to which such options were issued.

         5.3 Upon Termination by the Company Without Cause or by the Executive for Good Reason Prior to a Change of Control. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case prior to a Change of Control, the Company shall:

              (a) pay the Executive the Accrued Base Salary;

              (b) pay the Executive the Accrued Reimbursable Expenses;

              (c) pay the Executive the Accrued Benefits;

              (d) pay the Executive the Accrued Bonus;

              (e) pay the Executive his Base Salary, as and when the same would have been paid to the Executive pursuant to Section 3.1 had the termination not occurred, until the first to occur of (i) the employment of the Executive in a senior executive position with another company at a comparable compensation level; or (ii) twelve (12) months following the termination date; provided, however, than in no event shall the Base Salary paid to the Executive pursuant this Section 5.3(e) be for less than three (3) months;

              (f) pay the Executive on or prior to the thirtieth (30th) day following the Date of Termination a lump sum payment equal to the average of all annual performance bonuses paid to the Executive for the three (3) fiscal years immediately preceding the fiscal year in which the termination occurs (or if less than three (3), the average of the two (2) and if less than two (2), the amount of his single Annual Bonus) (the "Lump Sum Bonus Payment"); and

              (g) maintain in full force and effect, for the continued benefit of the Executive and his eligible beneficiaries, until the first to occur of (i) his attainment of comparable benefits upon alternative employment or (ii) twelve
(12) months following the termination date, the employee benefits pursuant to Company-sponsored benefit plans, programs or other arrangements in which the Executive was entitled to participate immediately prior to such termination, but only to the extent that the Executive's continued participation is permitted under the general terms and provisions of such plans, programs and arrangements; and

              (h) allow the Executive the right to exercise in full all unvested stock options granted to him in accordance with the terms (except the vesting terms with respect to the accelerated options) of the plans and agreements pursuant to which such options were issued.

         5.4 Upon Termination by the Company Without Cause or by the Executive for Good Reason Following a Change of Control. If, following a Change of
Control, the Executives employment is terminated by the Company or by the Executive for Good Reason, the Company shall:


              (a) pay the Executive the Annual Base salary;

              (b) pay the Executive the Accrued Reimbursable Expenses;

              (c) pay the Executive the Accrued Benefits, including that described in Section 5.3(g), above;

              (d) pay the Executive the Accrued Bonus;

              (e) pay the Executive a lump sum payment on or prior to the thirtieth (30th) day following the Date of Termination in an amount equal to the lessor of (i) 2.99 times the sum of (x) the Executive's Base Salary in effect immediately prior to the time such termination occurs; and (y) the Lump Sum Bonus Payment, and (ii) an amount, the present value of which shall not exceed
2.99 times the Executive's "base amount," as such term is defined in Section 28OG of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

              (f) accelerate the vesting of a unexercised and unexpired stock options granted to the Executive and allow the Executive the right to exercise in full, within twelve (12) months from the Date of Termination, any such outstanding options in accordance with the terms (except the vesting terms with respect to accelerated options) of the plans and/or agreements pursuant to which such options were issued.

                                   ARTICLE 6
                                   DISABILITY

         If the Employee becomes partially disabled for any reason, and thereby prevented from performing his duties hereunder on a full-time basis, at the end of the first three (3) months of such partial disability, the Employees salary shall be adjusted as the Employer shall determine appropriate under the circumstances, with this services to thereafter be rendered on a part-time basis to the Employer. However, such salary shall not be reduced by more than fifty percent (50%) of the Employee's then compensation per annum.

         If the Employee shall become permanently disabled for any reason, and thereby prevented from performing any duties hereunder whatsoever, at the end of the first three (3) months of such disability, the Employee shall be paid disability pay at the rate of fifty percent (50%) of the Employee's then compensation per annum or, if the Employee has group long term disability insurance, that amount to bring the Employee's long term disability payments up to one hundred percent (l00%) of the Employee's then compensation per annum for the remainder of the employment term (unless the Employee dies before the end of the employment term, at which time the disability payments shall stop and the provisions of paragraph 5.1 shall supersede).
                                       7
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                                   ARTICLE 7
                              RESTRICTIVE COVENANTS

         7.1 Competition.

              (a) The Executive agrees that during his employment with the Company and for a period of two (2) years following the date of termination of his employment hereunder (the "Non-Competition Period"), for any reason (whether such termination shall be voluntary or involuntary), the Executive shall not:

                    (i) except as a passive investor in publicly-held companies, and except for investments held as of the date hereof directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any optical materials company that directly competes with the Company; or

                    (ii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from any individual or entity that obtained such products or services from the Company or its affiliates at any time during his employment with the Company; or

                    (iii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from any individual or entity solicited by him on behalf of the Company or its affiliates, or

                    (iv) employ, or directly or indirectly solicit, or cause the solicitation of, any employees of the Company who are in the employ of the Company on the termination date of his employment hereunder for employment by others.

              (b) The Executive expressly agrees and acknowledges that:

                    (i) this covenant not to compete is reasonably necessary for the protection of the interests of the Company and is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

                    (ii) the general public will not be harmed as a result of enforcement of this covenant not to compete;

                    (iii) his personal legal counsel has reviewed this covenant not to compete, and

                    (iv) he understands and hereby agrees to each and every term and condition of this covenant not to compete.

         7.2 Patent Rights. Any new patents, or proprietary fights to any new products or processes not patented, developed by the Executive during the term of the Executive's employment hereunder shall be the property of the Company in accordance with the Employment, Confidential Information and Invention Assignment Agreement entered into on May 22, 1995 by the Executive and the Company.

         7.3 Remedies. The Executive expressly agrees and acknowledges that the covenant not to compete set forth in Section 6.1 is necessary for the Company's and its affiliates' protection because of the nature and scope of their business and his position with the Company. Further, the Executive acknowledges that, in the event of his breach of his covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and he accordingly agrees that in addition to such money damages he may be restrained and enjoined from any continuing breach of the covenant not to compete without any bond or other security being required. The Executive acknowledges that any breach of the covenant not to compete would result in irreparable damage to the Company. The Executive further acknowledges and agrees that if the Executive fails to comply with this Article VI, the Company has no obligation to provide any compensation or other benefits described in Article V hereof The Executive acknowledges that the remedy at law for any breach or threatened breach of Sections 6.1 and

6.2 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance.

                                   ARTICLE 8
                                  MISCELLANEOUS

         8.1 No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parry hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

              (a) The Company shall use reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets which assumes this Agreement by operation of law or otherwise.

              (b) This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legates or other designee, or if there is no such designee, to his estate.

         8.2 Notice. For the purpose of this Agreement, notices and a other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

                  To the Company:          LightPath Technologies, Inc.
                                           6820 Academy Parkway East, NE
                                           Albuquerque, NM 87109

                  To the Executive:        Donald E. Lawson
                                           4216 Glen Arbor Ct. N.W.
                                           Albuquerque, NM  87107

Notices pursuant to Article VII of this Agreement shall specify the specific termination provision relied upon by the party giving notice and shall state the effective date of the termination.

         8.3 Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by each of the parties hereto.

         8.4 Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.


         8.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such scope or duration shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

         8.6   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


         8.7 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Albuquerque, New Mexico in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrators shall be final and binding on the parties, and judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators. Notwithstanding any other provision of this Agreement, if any termination of this Agreement becomes subject to arbitration, the Company shall not be required to pay any amounts to the Executive (except those amounts required by law) until the completion of the arbitration and the rendering of the arbitrators' decision. The amounts, if any, determined by the arbitrators to be owed by the Company to the Executive shall be paid within five (5) days after the decision by the arbitrators is rendered.

         8.8 No Mitigation or Offset. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or by pension benefits paid by the Company or another employer after the date of termination or otherwise except that on the date that the Executive and his dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to the Executive and his dependents.

         8.9 Modifications and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8.10 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Mexico without regard to its conflicts of law principles.


         8.11 Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding or other employment taxes required under federal, state or local law.


         8.12 Survival. The obligations of the Company under Article V hereof and the obligations of the Executive under Article VI hereof shall survive the expiration of this Agreement.



         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

LIGHTPATH TECHNOLOGIES, INC.
a Delaware corporation

       /s/Haydock H. Miller, Jr.,                     /s/ Donald E. Lawson
By_____________________________                       __________________________
     Chairman of the Compensation Committee
Its       of the Board of Directors                   DONALD E. LAWSON

"COMPANY"                                             "EXECUTIVE"

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